Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407

	Contact:	Amanda H. Butler
for release: April 28, 2010		201-791-7600

SEALED AIR REPORTS FIRST QUARTER 2010 RESULTS

Earnings Per Share Increased 9% to $0.35

Adjusted Earnings Per Share of $0.36

First Quarter vs. Prior Year Highlights

•                  Total volumes increased 4%, including an 8% volume increase in Protective Packaging

•                  “BRIC” sales increased 39%, including 17% due to foreign exchange

•                  Gross margin and operating margin comparable to prior year

•                  Free cash flow remained strong at $97 million

•                  Price increases in place across most business units and regions to offset rising resin costs

ELMWOOD PARK, N.J., Wednesday, April 28, 2010 – For first quarter 2010, Sealed Air Corporation (NYSE:SEE) reported diluted net earnings per common share (EPS) of $0.35, compared with $0.32 in 2009.  Adjusted EPS was $0.36, compared with $0.33 in 2009.  (See attached supplements for non-U.S. GAAP reconciliations and information.)

Sales increased 7% to $1.06 billion reflecting favorable foreign exchange and higher volume at 6% and 4%, respectively, partially offset by 3% lower price/mix.  Protective Packaging segment led the volume growth, reflecting an improving economy.  Price/mix primarily reflects the timing of contract price adjustments for resin costs in our North American Food Packaging business.

Gross profit increased 5% to $300 million, or 28.3% of net sales, while operating profit increased 3% to $124 million, or 11.7% of net sales.  Adjusted EBITDA increased 8% to $177 million, remaining essentially unchanged at 16.7% of net sales.

Commenting on our operating performance, William V. Hickey, President and Chief Executive Officer, stated:

“We are pleased to see volume growth in all of our businesses, led by Protective Packaging and by developing regions.  We also saw improving daily sales trends through the first quarter, increased volume in new products and applications, and a growing backlog of equipment orders, all of which are encouraging signs.  Our “BRIC” countries had an especially strong quarter with a 39% increase in sales, which reinforced our expectation that developing regions would lead the recovery.  To expand our manufacturing capacity in one of our fastest growing regions, in April, we invested in a new manufacturing facility in Brazil.

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We maintained our profit margins in the quarter with higher volumes and productivity improvements despite increased resin costs and lower price/mix.  Pricing actions have been taken to address these increased resin costs.”

First Quarter Segment Review

The following year over year net sales discussions exclude the impact of currency translation, which we define as “constant dollar,” a non-U.S. GAAP measure.  The balance of the discussion is presented on a U.S. GAAP basis.  See “Components of Change in Net Sales – Business Segments and Other,” attached, for further details.

Food Packaging Segment

Sales decreased 2% on a constant dollar basis, with 2% higher volumes largely in the Americas and 4% lower price/mix due to the timing of North American contract price adjustments for resin.  Operating profit decreased 4% to $57 million, or 12.6% of net sales.

Food Solutions Segment

Sales were flat on a constant dollar basis, with 2% higher volumes as demand increased in all regions except Europe, and 2% lower price/mix.  Price/mix reflected the timing of European price adjustments for resin.  Operating profit decreased 7% to $21 million, or 9.5% of net sales.

Protective Packaging Segment

Sales increased 5% on a constant dollar basis, with 8% higher volumes, led by increased demand in North America and Asia-Pacific, and 3% lower price/mix.  Price/mix reflected price reductions made in mid-2009 on select products.  Operating profit increased 15% to $40 million, or 12.9% of net sales.

Other Category

Sales increased 8% on a constant dollar basis, with 10% higher volumes as demand increased in Europe, as well as in China due to pre-buying in that country ahead of a reformulation awaiting licensing approval.  Price/mix was lower by 1%, which was mainly in our specialty materials business, and we also had a 1% divestiture impact in our medical business from the 2009 sale of non-strategic product lines.  Operating profit increased 81% to $8 million, or 8.6% of net sales.

Global Manufacturing Strategy (GMS)

We recognized $3 million of charges, of which $2 million of associated costs were largely in cost of sales and a $1 million restructuring charge was related to our previously announced plan to cease certain operations at one of our German locations.  We anticipate an additional $2 million of associated costs through mid-2010, marking the completion of GMS.  We continue to expect an incremental $10 million of benefits in 2010, bringing the program’s full annual estimated benefit run rate to $55 million.

2010 Outlook and Earnings Guidance

Commenting on our outlook, Mr. Hickey stated:

“The first quarter reaffirmed our view of a modest recovery in 2010, led by a double-digit percent sales increase in the developing regions.  As such, we are maintaining our original full year 2010 EPS guidance of $1.48 to $1.68, or $1.50 to $1.70 on an adjusted basis, excluding a $0.02 charge relating to the GMS program.

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We look to higher volumes during the year to achieve a constant dollar sales growth rate of 4-6%, as new contracts, product applications, and a continuing economic recovery will drive sales growth.  We expect to offset our revised full year average resin price increase in the low, double-digit percent range largely from our pricing actions, but also from productivity improvements and disciplined management of expenses.

Although our original guidance was based on a stronger euro, we expect the strengthening of other currencies to neutralize a weaker euro.  Thus, we have not changed our overall expectations for a full year benefit from foreign exchange.”

Other guidance assumptions outlined in the fourth quarter relating to operating expenses, depreciation and amortization, capital expenditures, effective income tax rate, free cash flow and GMS benefits have not changed.  Our guidance continues to exclude both the payment of the W. R. Grace settlement, as the exact timing of the settlement is unknown, and any foreign exchange gains or losses that may be recognized in 2010 related to currency fluctuations in Venezuela.

Business

For fifty years, Sealed Air has been a leading global innovator and manufacturer of a wide range of packaging and performance-based materials and equipment systems that now serve an array of food, industrial, medical, and consumer applications.  Operating in 51 countries, Sealed Air’s international reach generated revenue of $4.2 billion in 2009.  With widely recognized brands such as Bubble Wrap® brand cushioning, Jiffy® protective mailers, Instapak® foam-in-place systems and Cryovac® packaging technology, Sealed Air continues to identify new trends, foster new markets, and deliver innovative solutions to its customers.  For more information about Sealed Air, please visit the Company’s web site at www.sealedair.com.

Non-U.S. GAAP Information

In this press release, we have included several non-U.S. GAAP financial measures, including adjusted EPS, adjusted 2010 EPS guidance, net sales on a “constant dollar” basis, adjusted net earnings, free cash flow and EBIT, EBITDA and Adjusted EBITDA.  We present results and guidance, adjusted to eliminate the effects of specified items that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance.  We may use adjusted EPS, net sales on a constant dollar basis, adjusted net earnings, and EBITDA figures to determine performance-based compensation.  Our management uses financial measures excluding the effects of currency translation in evaluating operating performance.  Thus, management believes that this information may be useful to investors.  For important information on our use of non-GAAP financial measures, see the attached supplementary information entitled “Reconciliation of U.S. GAAP Diluted Net Earnings per Common Share to Non-U.S. GAAP Adjusted Diluted Net Earnings per Common Share,” “Non-U.S. GAAP Free Cash Flow,” “Reconciliation of Net Earnings Available to Common Stockholders to Non-U.S. GAAP EBIT, EBITDA and Adjusted EBITDA” and “Components of Change in Net Sales – Business Segments and Other.”

Forward-Looking Statements

Sealed Air has provided certain forward-looking statements in this press release such as those in the Outlook and GMS sections above. Forward-looking statements can be identified by such words as “anticipates,” “expects,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions

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affecting packaging utilization; changes in raw material costs; currency translation and devaluation effects; and legal proceedings. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, as may be revised and updated by our Forms 10-Q and 8-K.

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SEALED AIR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per common share data)

	Three Months Ended
	March 31,		%
	2010	2009	Change

Net sales:
Food Packaging	$447.2	$424.0	5
Food Solutions	219.1	205.2	7
Protective Packaging	306.5	280.1	9
Other	88.4	79.2	12
Total net sales	1,061.2	988.5	7

Cost of sales	761.2	702.8	8

Gross profit	300.0	285.7	5
As a % of total net sales	28.3%	28.9%

Marketing, administrative and development expenses	175.5	166.2	6
As a % of total net sales	16.5%	16.8%

Restructuring and other charges (credits)(1)	0.6	(0.4)	#

Operating profit	123.9	119.9	3
As a % of total net sales	11.7%	12.1%

Interest expense	(40.7)	(34.9)	17

Impairment of available-for-sale securities (2)	(0.7)	—	#

Other income (expense), net	3.5	(3.4)	#

Earnings before income tax provision	86.0	81.6	5

Income tax provision	24.8	23.5	6

Net earnings available to common stockholders	$61.2	$58.1	5
As a % of total net sales	5.8%	5.9%

Net earnings per common share: (1)
Basic	$0.38	$0.37

Diluted	$0.35	$0.32

Dividends per common share	$0.12	$0.12

Weighted average number of common shares outstanding: (1)
Basic	157.8	156.7

Diluted	176.1	187.9

# Denotes a variance greater than 100%.

(1) See Supplementary Information included in this release for further details of our restructuring and other charges (credits) and the calculation of basic and diluted net earnings per common share.

(2) In 2010, we recorded pre-tax other-than-temporary impairments due to the decline in the estimated fair value of some of our auction rate securities investments.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

CALCULATION OF NET EARNINGS PER COMMON SHARE (1)

(Unaudited)

(In millions, except per common share data)

	Three Months Ended
	March 31,
	2010	2009
Basic Net Earnings Per Common Share:
Numerator
Net earnings available to common stockholders	$61.2	$58.1
Distributed and allocated undistributed net earnings to non-vested restricted stockholders	(0.4)	(0.5)
Distributed and allocated undistributed net earnings to common stockholders	60.8	57.6
Distributed net earnings - dividends paid to common stockholders	(19.0)	(18.9)
Allocation of undistributed net earnings to common stockholders	$41.8	$38.7

Denominator
Weighted average number of common shares outstanding - basic	157.8	156.7

Basic net earnings per common share:
Distributed net earnings to common stockholders	$0.12	$0.12
Allocated undistributed net earnings to common stockholders	0.26	0.25
Basic net earnings per common share	$0.38	$0.37

Diluted Net Earnings Per Common Share:
Numerator
Distributed and allocated undistributed net earnings to common stockholders	$60.8	$57.6
Add: Allocated undistributed net earnings to non-vested restricted stockholders	0.3	0.3
Interest on 3% Convertible Senior Notes, net of taxes (2)	—	2.0
Less: Undistributed net earnings reallocated to non-vested restricted stockholders	(0.3)	(0.3)
Net earnings available to common stockholders - diluted	$60.8	$59.6

Denominator
Weighted average number of common shares outstanding - basic	157.8	156.7
Effect of assumed issuance of Settlement agreement shares	18.0	18.0
Effect of non-vested restricted stock and restricted stock units	0.3	0.2
Effect of conversion of 3% Convertible Senior Notes (2)	—	13.0
Weighted average number of common shares outstanding - diluted (3)	176.1	187.9

Diluted net earnings per common share	$0.35	$0.32

(1) When calculating diluted net earnings per common share, the more dilutive effect of applying either of the following is presented: (a) the two-class method assuming that the participating security is not exercised or converted, or, (b) the treasury stock method for the participating security.  The two-class method is an earnings allocation formula that calculates basic and diluted net earnings per common share for each class of common stock separately based on dividends declared and participation rights in undistributed earnings. The non-vested restricted stock issued under our 2005 Contingent Stock Plan are considered participating securities since these securities have non-forfeitable rights to dividends when we declare a dividend during the contractual period of the share-based payment award. Our diluted net earnings per common share above were calculated using the two-class method since such method was more dilutive.

(2) On July 20, 2009, we redeemed all of our 3% Convertible Senior Notes.

(3) Provides for the following items if their inclusion is dilutive: (1) the effect of assumed issuance of 18 million shares of common stock reserved for the Settlement agreement in 2010 and 2009, (2) the effect of non-vested restricted stock and restricted stock units using the treasury stock method in 2010 and 2009 and (3) the effect of conversion of our 3% Convertible Senior Notes due June 2033 in 2009.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

RECONCILIATION OF U.S. GAAP DILUTED NET EARNINGS PER COMMON SHARE TO

NON-U.S. GAAP ADJUSTED DILUTED NET EARNINGS PER COMMON SHARE(1)

(Unaudited)

(In millions, except per common share data)

	Three Months Ended
	March 31,
	2010	2009

U.S. GAAP diluted net earnings per common share as reported	$0.35	$0.32

Net earnings effect resulting from the following:

Global manufacturing strategy and restructuring and other charges, net of income tax benefits of $0.8 in 2010 and $0.6 in 2009(2)	0.01	0.01

Non-U.S. GAAP adjusted diluted net earnings per common share	$0.36	$0.33

(1) Non-U.S. GAAP adjusted diluted net earnings per common share is provided as supplemental information to U.S. GAAP diluted net earnings per common share and does not purport to represent diluted net earnings per common share as this term is defined and reported under generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative or substitute to such measure or as an indicator of our performance under U.S. GAAP. Also, this non-U.S. GAAP measure may not be comparable to similarly-titled measures used by others. Presenting non-U.S. GAAP adjusted diluted net earnings per common share aids in the comparisons with other periods or prior guidance and is among the various performance indicators used by our management to measure the performance of our operations, and thus management believes that presenting this information may be useful to investors.  Non-U.S. GAAP adjusted diluted net earnings per common share is also among the criteria upon which incentive compensation may be based.

(2) Represents charges associated with the implementation of our global manufacturing strategy, primarily in our Food Packaging segment.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

BUSINESS SEGMENT INFORMATION AND CAPITAL EXPENDITURES (1)

(Unaudited)

(In millions)

BUSINESS SEGMENT INFORMATION:

	Three Months Ended
	March 31,
	2010	2009

Operating profit:
Food Packaging	$56.5	$58.6

As a % of Food Packaging net sales	12.6%	13.8%

Food Solutions	20.9	22.5

As a % of Food Solutions net sales	9.5%	11.0%

Protective Packaging	39.5	34.2

As a % of Protective Packaging net sales	12.9%	12.2%

Other	7.6	4.2

As a % of Other net sales	8.6%	5.3%

Total segments and other	124.5	119.5

As a % of total net sales	11.7%	12.1%

Restructuring and other charges (credits) (2)	0.6	(0.4)

Total	$123.9	$119.9

As a % of total net sales	11.7%	12.1%

Depreciation and amortization:(3)
Food Packaging	$18.9	$17.7
Food Solutions	7.9	7.5
Protective Packaging	7.8	8.6
Other	5.0	4.4
Total	$39.6	$38.2

	Three Months Ended
	March 31,
	2010	2009

CAPITAL EXPENDITURES	$15.4	$24.4

(1) The 2010 amounts presented are subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q.

(2) The 2010 amount represents charges associated with the implementation of our global manufacturing strategy, primarily in our Food Packaging segment.

(3) The 2009 amounts have been adjusted to exclude share-based compensation expense of $6.3 million in 2009. Share-based compensation is included in marketing, administrative and development expenses on the condensed consolidated statement of operations for all periods.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2010(1)	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$627.5	$694.5
Receivables, net	641.5	666.7
Inventories	502.1	469.4
Other current assets	264.9	242.8
Total current assets	2,036.0	2,073.4
Property and equipment, net	979.7	1,010.7
Goodwill	1,941.4	1,948.7
Other assets, net	378.8	387.3
Total assets	$5,335.9	$5,420.1

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$14.0	$28.2
Current portion of long-term debt	7.5	6.5
Accounts payable	223.9	214.2
Settlement agreement and related accrued interest	757.0	746.8
Other current liabilities	384.5	438.1
Total current liabilities	1,386.9	1,433.8
Long-term debt, less current portion	1,560.6	1,626.3
Other liabilities	157.4	159.7
Total liabilities	3,104.9	3,219.8
Total parent company stockholders’ equity	2,230.9	2,199.6
Noncontrolling interests	0.1	0.7
Total stockholders’ equity	2,231.0	2,200.3
Total liabilities and stockholders’ equity	$5,335.9	$5,420.1

(1) The amounts presented are subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

NON-U.S. GAAP FREE CASH FLOW(1)

(Unaudited)

(In millions)

	Three Months Ended
	March 31,
	2010	2009

U.S. GAAP net earnings available to common stockholders as reported	$61.2	$58.1
Net earnings effect resulting from the following:

Global manufacturing strategy and restructuring and other charges, net of tax benefits of $0.8 in 2010 and $0.6 in 2009	1.8	2.2

Impairment of available-for-sale securities, net of tax benefit of $0.3 in 2010	0.4	—

Cost reduction and productivity program restructuring credit, net of tax provision of $0.1 in 2010	(0.1)	—

Non-U.S. GAAP adjusted net earnings available to common stockholders	$63.3	$60.3

Add: depreciation and amortization	39.6	38.2

Add: share-based compensation expense (2)	7.5	6.3

Less: capital expenditures	(15.4)	(24.4)

Changes in working capital items(3):
Receivables, net	25.2	44.9

Add: cash used to repay the accounts receivable securitization program	—	80.0

Inventories	(32.7)	15.3

Accounts payable	9.7	(60.8)

Free Cash Flow	$97.2	$159.8

(1) Non-U.S. GAAP free cash flow is provided as supplemental information and does not purport to represent net earnings or net cash provided by operating activities as those terms are defined under U.S. GAAP and should not be considered as an alternative or substitute to such measurements or as an indicator of our performance under U.S. GAAP.  Our calculation of free cash flow may not be comparable with similarly-titled measures used by others.  Free cash flow is among the various indicators used by our management to measure the performance of our operations and aids in the comparisons with other periods and thus our management believes such information may be useful to investors.

(2) In 2009, this amount was included in depreciation and amortization.

(3) Includes the impact of foreign currency translation for receivables, net, inventories and accounts payable.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

RECONCILIATION OF NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS TO

NON-U.S. GAAP EBIT, EBITDA AND ADJUSTED EBITDA(1)

(Unaudited)

(In millions)

	Three Months Ended
	March 31,
	2010	2009

U.S. GAAP net earnings available to common stockholders as reported	$61.2	$58.1

Add:
Interest expense	40.7	34.9
Income tax provision	24.8	23.5

Non-U.S. GAAP EBIT	$126.7	$116.5

Add: depreciation and amortization	39.6	38.2

Non-U.S. GAAP EBITDA	$166.3	$154.7

Add: global manufacturing strategy and restructuring and other charges	2.6	2.8

Add: impairment of available-for-sale securities	0.7	—

Add: share-based compensation expense(2)	7.5	6.3

Add: Settlement agreement related costs	0.3	0.5

Less: cost reduction and productivity program restructuring credit	(0.2)	—

Non-U.S. GAAP adjusted EBITDA	$177.2	$164.3

Total net sales	$1,061.2	$988.5

Non-U.S. GAAP adjusted EBITDA as a percentage of total net sales	16.7%	16.6%

(1) Non-U.S. GAAP EBIT, EBITDA and Adjusted EBITDA are provided as supplemental information and do not purport to represent net earnings or net cash provided by operating activities, as those terms are defined under U.S. GAAP, and should not be considered as an alternative or substitute to such measurements or as indicators of our performance under U.S. GAAP.  Our definitions of EBIT and EBITDA may not be comparable with similarly-titled measures used by others.  Non-U.S. GAAP EBIT, EBITDA and Adjusted EBITDA are among the various indicators used by our management to measure the performance of our operations and aids in the comparison with other periods and thus our management believes such information may be useful to investors.  Such measures are also among the criteria upon which incentive compensation may be based.

(2) In 2009, this amount was included in depreciation and amortization.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

COMPONENTS OF CHANGE IN NET SALES - BUSINESS SEGMENTS AND OTHER(1)

(Unaudited)

(In millions)

	Three Months Ended March 31, 2010
	Food Packaging		Food Solutions		Protective Packaging		Other		Total Company
Volume - Units	$9.1	2.1%	$3.2	1.5%	$21.7	7.8%	$8.0	10.0%	$42.0	4.2%
Volume - Acquired businesses, net of (dispositions)	—	—	—	—	—	—	(1.1)	(1.3)	(1.1)	(0.1)
Product price/mix	(15.8)	(3.7)	(3.4)	(1.7)	(6.9)	(2.5)	(0.7)	(0.9)	(26.8)	(2.7)
Foreign currency translation	29.9	7.0	14.1	6.9	11.6	4.2	3.0	3.8	58.6	5.9
Total change (U.S. GAAP)	$23.2	5.4%	$13.9	6.7%	$26.4	9.5%	$9.2	11.6%	$72.7	7.3%

Impact of foreign currency translation	(29.9)	(7.0)	(14.1)	(6.9)	(11.6)	(4.2)	(3.0)	(3.8)	(58.6)	(5.9)
Total constant dollar change (Non-U.S. GAAP)	$(6.7)	(1.6)%	$(0.2)	(0.2)%	$14.8	5.3%	$6.2	7.8%	$14.1	1.4%

(1) The table above presents the components of change in net sales for the three months ended March 31, 2010 compared with the same period in 2009. We also present the change in net sales excluding the impact of foreign currency translation, a non-U.S. GAAP measure, which we define as “constant dollar.” As a worldwide business, it is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot directly control changes in foreign currency exchange rates. Consequently, when management looks at our net sales to measure the performance of our business, it typically excludes the impact of foreign currency translation. We believe using constant dollar comparisons aids in the comparability with other periods. We may also exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, management believes this presentation may be useful to investors.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

COMPONENTS OF CHANGE IN NET SALES - GEOGRAPHIC

(Unaudited)

(In millions)

	Three Months Ended March 31, 2010
	U.S.		International		Total Company
Volume - Units	$26.0	5.5%	$16.0	3.1%	$42.0	4.2%
Volume - Acquired businesses, net of (dispositions)	—	—	(1.1)	(0.2)	(1.1)	(0.1)
Product price/mix	(13.4)	(2.8)	(13.4)	(2.6)	(26.8)	(2.7)
Foreign currency translation	—	—	58.6	11.3	58.6	5.9
Total	$12.6	2.7%	$60.1	11.6%	$72.7	7.3%

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

PERCENTAGE CHANGE IN NET SALES BY GEOGRAPHIC REGION

(Unaudited)

	Three Months Ended March 31, 2010
	Including the effect of foreign currency translation	Excluding the effect of foreign currency translation
U.S.	2.7%	2.7%
Canada	9.9	(4.9)
Europe	4.1	(2.0)
Latin America	16.6	4.1
Asia Pacific	25.8	4.3
Total	7.3%	1.4%

Percentage of Net Sales Contribution by Geographic Region

Three Months Ended
March 31, 2010
U.S.	45.5%
Canada	3.2
Europe	27.4
Latin America	9.5
Asia Pacific	14.4
Total	100.0%